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                                                                    EXHIBIT 99


KV PHARMACEUTICAL COMPANY


                                             CONTACT:
                                             CATHERINE M. BIFFIGNANI
                                             VICE PRESIDENT, INVESTOR RELATIONS
                                             314-645-6600

                                                 [KV PHARMACEUTICAL LOGO]

FOR INTERNAL USE ONLY


                 KV PHARMACEUTICAL COMPANY ANNOUNCES OFFERING OF
               $130 MILLION OF CONTINGENT CONVERTIBLE SUBORDINATED
                                 NOTES DUE 2033


ST. LOUIS, MO. - May 12, 2002 - KV Pharmaceutical Company (NYSE: KVa/KVb) today announced that it intends to raise approximately $130 million through an overnight offering of 30-year contingent convertible subordinated notes (the "Notes") in a private placement pursuant to Rule 144A under the Securities Act of 1933 (the "Act"). The Company also intends to grant the initial purchasers an option to purchase up to an additional $26 million of Notes. The Notes will be convertible into Class A shares of KV Common Stock upon the occurrence of certain events. KV expects to use the net proceeds from the offering: (1) to fund the purchase of approximately $40 million of Class A Common Stock, (2) for future acquisitions and (3) for general corporate purposes.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security. The Notes have not been registered under the Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The statements in this press release regarding the timing of the proposed private placement and its terms are forward-looking statements that involve risks and uncertainties including, but not limited to, market conditions and the price and market for the securities being offered.

ABOUT KV PHARMACEUTICAL COMPANY

KV Pharmaceutical Company is a fully integrated specialty pharmaceutical company that develops, acquires, manufactures and markets controlled release and tastemasked pharmaceutical products using proprietary drug delivery and tastemasking technologies. The company markets its technology-distinguished products through ETHEX Corporation, a national leader in pharmaceuticals that compete with branded products, and Ther-Rx Corporation, its emerging branded drug subsidiary
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SAFE HARBOR

The information in this release may contain various forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 ("PSLRA") and which may be based on or include assumptions, concerning KV's operations, future results and prospects. Such statements may be identified by the use of words like "plans", "expect", "aim", "believe", "projects", "anticipate", "intend", "estimate", "will", "should", "could" and other expressions that indicate future events and trends. All statements that address expectations or projections about the future, including without limitation, statements about the Company's strategy for growth, product development, market position, expenditures and financial results, are forward-looking statements.

All forward-looking statements are based on current expectations and are subject to risk and uncertainties. In connection with the "safe harbor" provisions, KV provides the following cautionary statements identifying important economic, political and technology factors which, among others, could cause the actual results or events to differ materially from those set forth or implied by the forward-looking statements and related assumptions.

Such factors include (but are not limited to) the following: (1) changes in the current and future business environment, including interest rates and capital and consumer spending; (2) the difficulty of predicting FDA approvals; (3) acceptance and demand for new pharmaceutical products; (4) the impact of competitive products and pricing; (5) new product development and launch; (6) reliance on key strategic alliances; (7) the availability of raw materials; (8) the regulatory environment; (9) fluctuations in operating results; (10) the difficulty of predicting the pattern of inventory movements by the Company's customers; (11) the impact of competitive response to the Company's efforts to leverage its brand power with product innovation, promotional programs, and new advertising; and, (12) the risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.

This discussion of uncertainties is by no means exhaustive, but is designed to highlight important factors that may impact the Company's outlook.

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